FIRST AMENDMENT TO LEASE

         THIS AMENDMENT is made as of May 1, 1996, by and between A.M.W. PROPERTIES CORP., a Nevada corporation ("Landlord") and SURVIVALINK CORP., a Minnesota corporation ("Tenant").

                                    RECITALS:

         Landlord and Tenant are parties to that certain Lease dated August 17, 1994 (the "Lease") for approximately 10,625 square feet of premises (the "Original Premises") located in that certain building with an address of 5420 Feltl Road, Minnetonka, Minnesota (the "Original Building").

         Tenant desires to expand its use and occupancy into certain space immediately adjacent to the Building to include approximately 7,633 additional square feet of Rentable Area in that certain building with an address of 5400 Feltl Road (the "Additional Building") and as depicted on Exhibit A attached to this Amendment (the "Additional Premises"), effective as of July 15, 1996.

         Landlord and Tenant desire to amend certain terms of the Lease pursuant to this Amendment.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. CONFIRMATION OF LEASE. Tenant warrants that Tenant is now in possession of the Premises and that the Lease is valid and presently in full force and effect. Except as expressly stated in this Amendment, the Lease shall remain unchanged and in full force and effect through its duration.

2. EXPANSION OF PREMISES. Effective as of July 15, 1996, the Premises are hereby expanded to include the Additional Premises, which shall be considered to be a part of the Premises for all purposes described in the Lease. Accordingly, effective as of July 15, 1996, the Premises shall consist of a total of approximately 18,258 square feet of Rentable Area.

3. BASE RENT FOR ADDITIONAL PREMISES. As and for Base Rent for the Additional Premises, Tenant shall pay the following:

                  From July 15, 1996 to and including August 3 1, 1997, Annual Base Rent for the Additional Premises shall be at the rate of $7.61 per square foot, in the amount of $58,087.08, payable in equal monthly installments of $4,840.59; and

                  From September 1, 1997 to and including August 31, 1999, Annual Base Rent for the Additional Premises shall be in the amount of $65,720.16, payable in equal monthly installments of $5,476.68.

         Accordingly, the total Base Rent payable for the Premises by Tenant shall be as follows:

                  From July 15, 1996 to and including August 31, 1996, total Annual Base Rent for the Premises shall be in the amount of $101,224.56, payable in equal monthly installments of $8,435.38;

                  From September 1, 1996 to and including August 31, 1997, total Annual Base Rent for the Premises shall be in the amount of $132,887.04, payable in equal monthly installments of $11,073.92;

                  From September 1, 1997 to and including August 31, 1999, total Annual Base Rent for the Premises shall be in the amount of $151,251.36, payable in equal monthly installments of $12,604.28.

4. TENANT'S PERCENTAGE SHARE. Effective as of July 15, 1996, the total Tenant's Percentage Share for the Premises shall be 13.48%.

5. NO ADDITIONAL INDUCEMENTS. Tenant acknowledges its acceptance of the Additional Premises in its "AS IS" condition and further acknowledges that Landlord shall not be obligated to provide any improvements to the Additional Premises or to provide any inducements or allowances with regard to the Additional Premises. Specifically, but not by way of limitation, Tenant acknowledges and agrees that Landlord shall not be obligated to perform the clean-up of the Additional Premises described in Section 2.01 of the Lease.

6. USE OF ADDITIONAL PREMISES. The Additional Premises shall be used in the same manner as the Original Premises, as described in Section 1.10 of the Lease.

7. LEASING BROKER. Tenant warrants that it has had no dealings with any broker or agent in connection with this Amendment other than Heitman Minnesota Management Inc. and covenants to pay, hold harmless and indemnify Landlord from and against any and all costs, expenses or liability for any compensation, commissions, and charges claimed by any other broker or agent with respect to this Amendment or the negotiations thereof with whom Tenant had dealings.

8. TERMS. Each capitalized term used as a defined term in this Amendment but not otherwise defined in this Amendment shall have the same meaning ascribed to such term in the Lease.


         IN AGREEMENT, the parties have executed this Amendment as of the date and year first above written.

                                     LANDLORD:

                                     A.M.W. PROPERTIES CORP.,
                                     a Nevada corporation


                                     By  Nigel Comet
                                     Its Vice President

                                     TENANT:

                                     SURVIVALINK CORP.,
                                     a Minnesota corporation

                                     By  /s/ Byron L. Gilman
                                     Its Chief Executive Officer




                                   EXHIBIT "A"

                        Depiction of Additional Premises


                                [Drawing omitted]

                      Drawing of a layout of the building.